Exhibit 10.2

AGREEMENT BY AND BETWEEN REGEN BIOPHARMA, INC. AND RAVINDER REDDY, PH.D.

Agreement made on November 22, 2022, by and between Ravinder Reddy (“Scientific Advisory Board Member” also referred to as ”SAB Member ”), a natural person whose address is___________, and Regen BioPharma, Inc. (“Company”), a Nevada corporation whose address is 4700 Spring Street, St 304, La Mesa, California 91942. SAB Member and Company may be referred to individually as “Party” and collectively as “Parties”.

It is agreed as follows:

1.  SCOPE OF SERVICES: SAB Member shall advise the client on various matters regarding cancer research and biomarkers for the Company. SAB Member shall refer Company to appropriate researchers on specific topics and provide input on research data the company is developing. The frequency and timing of such services shall be established on a mutually agreeable basis. In the event SAB Member is requested to provide research services, such services will be negotiated separately between SAB Member and the Company. Company acknowledges and agrees that the SAB Member is a full-time employee of the University of Pennsylvania (“University”) and that SAB Member is bound by the Staff Policies of the University in the performance of his/her consulting commitments to Company hereunder, including but not limited to the University’s Conflict-of-Interest and Consulting Policies (collectively “Staff Policies”). The parties acknowledge, and SAB Member agrees that SAB Member shall perform the Consultancy Services in compliance with Staff Policies and the terms of this Agreement. If at any time SAB Member or University believe that the future performance of a requested Service reasonably might result in violation of Staff policies, SAB Member and/or University, as applicable, will notify Company of the potential conflict and the parties shall work together in good faith to resolve the potential conflict with the Staff Policies prior to performance of the Services in questions. If any party believes that such conflict cannot be resolved or that no further Services can be performed without creating a potential conflict, that party may terminate this Agreement and no further services shall be performed.

2. The Term of this Agreement shall commence on September 1, 2022 and shall expire on September 2, 2024. The term of this Agreement may be extended by mutual agreement.

3. INDEPENDENT CONTRACTOR

The Parties are independent contractors. Nothing in this Agreement shall be deemed to constitute a partnership or joint venture between the Parties or constitute any Party to be the agent of the other Party for any purpose.

4. NON DISCLOSURE

(a)	All information, whether in oral, written, graphic, electronic or other form, disclosed by the Company to the SAB Member shall be deemed to be “Proprietary Information.” In particular, Proprietary Information includes, without limitation, any trade secrets, confidential information, ideas, inventions or research and development information; matters of a technical nature, including technology; notes, products, know-how, engineering or other data (including test data and data files); specifications, processes, techniques, formulae or work-in-process; manufacturing, planning or marketing procedures, clinical data and regulatory strategies or information; accounting, financial or pricing procedures or information, budgets or projections, or personnel or salary structure/compensation information; information regarding suppliers, clients, customers, employees, contractors, investors or investigators of the Company, information which has been designated in writing as confidential by the Company; programs, procedures (including operating procedures), processes, methods, guidelines, policies, proposals or contracts; computer software, data bases or programming; and any other information which, if divulged to a third party, could have an adverse impact on the Company, or on any third party to which it owes a confidentiality obligation. In addition, “Proprietary Information” includes any of the foregoing relating to the past, present or future operations, organization, projects, finances, business interests, methodology or affairs of any third party to which the Company owes a duty of confidentiality including, without limitation, the mere fact that the Company is or may be working with or for any client.
(b)	The obligations of confidentiality shall not apply to any Proprietary Information that was known by the SAB Member at the time of disclosure to it by such Company, or that is independently developed or discovered by the SAB Member after disclosure by such Company, without the aid, application or use of any item of such Company’s Proprietary Information, as evidenced by written records; now, or subsequently becomes, through no act or failure to act on the part of the SAB Member, generally known or available; is disclosed to the SAB Member by a third party authorized to disclose it; or is required by law or by court or administrative order to be disclosed; provided, that the SAB Member shall have first given prompt notice to such Company of such required disclosure. In addition, information generated by SAB Member pursuant to the Agreement shall be proprietary to Company only if (a) such information is generated as a direct result of the performance of consulting services under the Agreement and (b) is not generated in the course of the SAB Member’s activities as a University employee. Despite any obligation to protect Company’s confidential information, this Agreement places no restrictions on the SAB Member’s freedom to disclose to anyone (including but not limited to patients and employers) the existence or terms of this Agreement, of the type of services SAB Member performs for Company, or the amount of compensation that SAB Member receives under this Agreement.
(c)	SAB Member shall exercise due care to prevent the unauthorized use or disclosure of the Company’s Proprietary Information, and shall not, without the Company’s prior written consent, disclose or otherwise make available, directly or indirectly, any item of the Company’s Proprietary Information to any person or entity other than those employees, independent contractors or agents of the SAB Member (collectively, “Representatives”), to the extent such Representatives reasonably need to know the same in order to evaluate such Proprietary Information, to participate in the business relationship between the parties, or to make decisions or render advice in connection therewith. SAB Member shall advise its Representatives who have access to the Company’s Proprietary Information of the confidential and proprietary nature thereof, and agrees that such Representatives shall be bound by terms of confidentiality and restrictions on use with respect thereto that are at least as restrictive as the terms of this Agreement.
(d)	SAB Member shall exercise due care to prevent the unauthorized use or disclosure of the Company’s Proprietary Information, and shall not, without the Company’s prior written consent, disclose or otherwise make available, directly or indirectly, any item of the Company’s Proprietary Information to any person or entity other than those employees, independent contractors or agents of the SAB Member (collectively, “Representatives”), to the extent such Representatives reasonably need to know the same in order to participate in any business relationship between the parties, or to make decisions or render advice in connection therewith. SAB Member shall advise its Representatives who have access to the Company’s Proprietary Information of the confidential and proprietary nature thereof, and agrees that such Representatives shall be bound by terms of confidentiality and restrictions on use with respect thereto that are at least as restrictive as the terms of this Agreement.
(e)	SAB Member shall use the Company’s Proprietary Information solely for the purposes of performing his duties pursuant to this Agreement and shall not make any other use of the Company’s Proprietary Information without the Company’s specific written authorization.
(f)	All Proprietary Information of the Company (including all copies thereof) shall be and at all times remain the property of such Company, and all non-oral Proprietary Information of the Company which is then in the SAB Member’s possession or control shall be destroyed or returned to the Company promptly upon its request at any time, and in any event, no later than 60 days following any expiration or termination of this Agreement.
(g)	Nothing in this Agreement shall be construed, by implication or otherwise, as a grant of any right or license to trademarks, inventions, copyrights or patents, as a grant of a license to either SAB Member to use any of the Company’s Proprietary Information except as expressly set forth herein.
(h)	The provisions of Section 4 of this Agreement shall survive until such time as all Confidential Information disclosed hereafter becomes publically known and made generally available through no action or inaction of SAB Member or for a period of seven (7) years whichever occurs sooner.

5. REPRESENTATIONS AND WARRANTIES

(a)	Company is a corporation duly organized, validly existing and in good standing under the laws of the state its incorporation and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency which consent has not been obtained.
(b)	The execution, delivery and performance of this Agreement by Company does not and shall not constitute Company’s breach of any statute or regulation or ordinance of any governmental authority, and shall not conflict with or result in a breach of or default under any of the terms, conditions, or provisions of any order, writ, injunction, decree, contract, agreement, or instrument to which the Company is a party, or by which Company is or may be bound.
(c)	SAB Member has the requisite power and authority to enter into and perform his obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency which consent has not been obtained.
(d)	The execution, delivery and performance of this Agreement by SAB Member does not and shall not constitute SAB Member’s breach of any statute or regulation or ordinance of any governmental authority, and shall not conflict with or result in a breach of or default under any of the terms, conditions, or provisions of any order, writ, injunction, decree, contract, agreement, or instrument to which the SAB Member is a party, or by which SAB Member is or may be bound.

6. CONSIDERATION

As full and sole consideration for the performance of services pursuant to this Agreement, SAB Member shall receive:

Within 10 business days of the execution date of this Agreement, and each subsequent anniversary date, SAB Member shall be issued that number of shares of the Series A Preferred Stock of the Company that shall equal $25,000 valued a price per share equal to the average of the per share closing price of the Company’s Series A Preferred Stock on the OTC Pink Market during the two calendar weeks immediately prior to issuance (“Consideration Shares”).

7. RESTRICTED SECURITIES ACKNOWLEDGEMENT

SAB Member acknowledges that any securities issued pursuant to this Agreement that shall not be registered pursuant to the Securities Act of 1933 shall constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, and shall contain the following restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.”

8. WORK PRODUCT

SAB Member agrees that the Company is the sole and exclusive owner of all intellectual property, including copyrights, trademarks, patents, inventions, work product and know-how, which may result from any work performed by the SAB Member pursuant to this Agreement. SAB Member agrees that SAB Member shall, upon request of the Company, execute, acknowledge, deliver and file any and all documents necessary or useful to vest in the Company all of SAB Member’s right, title and interest in and to all intellectual property, including copyrights, trademarks, patents, inventions, work product and know-how, which may result from any work performed by the SAB Member pursuant to this Agreement, so long as Section 9 is not applicable. The term "Inventions" means all original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable under law, that SAB Member may individually or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice.

9. UNIVERSITY OBLIGATIONS

Notwithstanding Section 8 above, Company agrees and understands that SAB Member, effective as of his or her first day of employment with the University, has previously assigned to his or her employer, the University, all of SAB Member’s right, title and interest in and to all intellectual property which arose, arises, or may arise in the future, and is derived or derives from, SAB Member’s employment at the University, or results from work directly related to professional or employment responsibilities at the University, or from work carried out on University time, or at University expense, or with substantial use of University resources under grants or otherwise, and are the property of the University, effective immediately as of the time such inventions are conceived or reduced to practice. Company has no rights by reason of this Agreement in any publication, invention, discovery, improvement or other intellectual property, whether or not publishable, patentable, or copyrightable that is subject to SAB Member's obligations to University. Company also acknowledges and agrees that it will enjoy no priority or advantage as a result of the consultancy created hereunder in gaining access, whether by license or otherwise, to any proprietary information or intellectual property of University.

10. EXECUTION

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

11. ENTIRE AGREEMENT

This Agreement constitutes a final written expression of all the terms of the Agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous Agreements, understandings, and representations between the parties.

12. SEVERABILITY

If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement

13. GOVERNING LAW, VENUE, WAIVER OF JURY TRIAL

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY	SAB MEMBER

By: David R. Koos	By: Ravinder Reddy

/s/ David Koos	/s/Ravinder Reddy
Its: CEO
Date:11/27/2022	Date: 11/22/2022